UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 24, 2022, the Board of Directors (the “Board”) of NiSource Inc. (the “Company”) appointed Melody Birmingham as Executive Vice President and Chief Innovation Officer, and William Jefferson as Executive Vice President, Operations and Chief Safety Officer, in each case effective July 1, 2022.

Ms. Birmingham, age 50, most recently served as Senior Vice President and Chief Administrative Officer at Duke Energy Corporation, a utility company (“Duke Energy”), from May 2021, where she was responsible for information technology, enterprise security, administrative services, and the supply chain organization. Prior to that, she served as SVP and Chief Procurement Officer from December 2018 until May 2021. From June 2015 until December 2018, she served as State President of Duke Energy’s Indiana operations with responsibilities for the state utilities’ financial performances and customer experiences, in addition to rates and regulatory strategy, government affairs, community relations and economic development. Prior to that position, Ms. Birmingham served as Senior Vice President of Midwest Delivery Operations for Duke Energy. Ms. Birmingham is also a board member of 1st Source Corporation and 1st Source Bank.

In connection with Ms. Birmingham’s appointment as Executive Vice President and Chief Innovation Officer, Ms. Birmingham will receive an annual base salary of $625,000, a one-time cash bonus in an amount of $225,000, payable within 45 days of the effective date of her employment, payment of relocation expenses, and an annual incentive award under the Company’s short-term cash-based incentive program (“STI”) with a target payout of 75% of her annual base salary. Ms. Birmingham will also receive a long-term incentive grant (“LTI”) under the Company’s long-term incentive program with a grant date value of $1,250,000. This grant will be awarded as a combination of service-based restricted stock units (20%) and performance-based share units (80%), each vesting during the first quarter of 2025, unless otherwise determined by the Compensation and Human Capital Committee. Vesting of the performance-based share units is contingent on satisfaction of pre-determined performance criteria. Ms. Birmingham will additionally receive a special grant of restricted stock units with a grant date value of $1,161,855, with 40% of such restricted stock units vesting during the third quarter of 2023 and the remaining 60% vesting during the third quarter of 2024, subject to her continued employment through such vesting dates.

Mr. Jefferson, age 60, most recently served as Site Vice President at South Texas Project Nuclear Operating Company, a nuclear plant operating company (“STP”). Prior to that, he served in several roles of increasing responsibility at STP beginning in 2016 including Operations Director, Plant General Manager and Station Director.

In connection with Mr. Jefferson’s appointment as Executive Vice President, Operations and Chief Safety Officer, Mr. Jefferson will receive an annual base salary of $475,000, a one-time cash bonus of $150,000, payable within 45 days of the effective date of his employment, payment of relocation expenses and an annual incentive award under the Company’s STI with a target payout of 70% of his annual base salary. Mr. Jefferson will also receive an LTI grant under the Company’s long-term incentive program with a grant date value of $712,500. This grant will be awarded as a combination of service-based restricted stock units (20%) and performance-based share units (80%), each vesting during the first quarter of 2025, unless otherwise determined by the Compensation and Human Capital Committee. Vesting of the performance-based share units is contingent on satisfaction of pre-determined performance criteria. Mr. Jefferson will additionally receive a special grant of restricted stock units with a grant date value of $800,000, with 50% of such restricted stock units vesting during the third quarter of 2023 and the remaining 50% vesting during the third quarter of 2024, subject to his continued employment through such vesting dates.

Ms. Birmingham and Mr. Jefferson will each also be entitled to participate in the Company’s benefit plans and the executive severance policy. In addition, Ms. Birmingham and Mr. Jefferson will enter into a change in control and termination agreement with the Company that provides for a lump sum payment equal to two times their annual base salary and target incentive bonus compensation and 130% of COBRA continuation premiums due for the two-year period following termination. The executive severance policy and the form of the change in control and termination agreement were previously filed as Exhibits 10.47 and 10.23, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and these programs are described in the Company’s definitive proxy statement, dated April 19, 2022.

Neither Ms. Birmingham nor Mr. Jefferson has any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings pursuant to which they were selected as officers of the Company, and there are no family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Also on May 24, 2022, the Board approved the following changes to the Company’s executive leadership team:

•

Donald E. Brown will continue to serve as Executive Vice President and Chief Financial Officer of the Company, with his position as President, NiSource Corporate Services effective through June 30, 2022.

•	Pablo A. Vegas will continue to serve as Executive Vice President and Group President, Utilities of the Company, with his position as Chief Operating Officer effective through June 30, 2022.

•

Charles E. Shafer, II has been appointed Vice President, Health, Safety and Environmental Execution of the Company, effective July 1, 2022. His position as Senior Vice President and Chief Safety Officer remains effective through June 30, 2022.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Set forth below are the matters acted upon by the stockholders of the Company at the Annual Stockholder Meeting held on May 24, 2022, as described in the Company’s Proxy Statement filed on April 19, 2022, and the final voting results for each matter.

Proposal 1: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter A. Altabef	320,013,912	4,289,824	406,477	20,874,399
Sondra L. Barbour	321,657,345	2,658,639	394,229	20,874,399
Theodore H. Bunting, Jr.	313,242,209	11,072,458	395,546	20,874,399
Eric L. Butler	316,764,414	7,485,321	460,478	20,874,399
Aristides S. Candris	318,963,865	5,278,482	467,866	20,874,399
Deborah A. Henretta	311,772,951	12,370,058	567,204	20,874,399
Deborah A.P. Hersman	321,178,636	3,144,707	386,870	20,874,399
Michael E. Jesanis	315,069,208	8,920,289	720,716	20,874,399
William D. Johnson	321,357,719	2,806,975	545,519	20,874,399
Kevin T. Kabat	317,844,777	6,443,440	421,996	20,874,399
Cassandra S. Lee	319,937,262	4,380,009	392,942	20,874,399
Lloyd M. Yates	320,988,470	3,279,916	441,827	20,874,399

Each nominee was elected.

Proposal 2: Approval of Named Executive Officer Compensation on an Advisory Basis. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
307,456,266	16,399,882	854,065

There were 20,874,399 broker non-votes as to Proposal 2.

Proposal 2 was approved on an advisory basis.

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
331,734,837	11,734,414	2,115,361

There were no broker non-votes as to Proposal 3.

Proposal 3 was approved.

Proposal 4: Stockholder Proposal Reducing the Threshold Stock Ownership Requirement for a Stockholder to Call a Special Meeting. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
124,105,553	199,609,881	994,779

There were 20,874,399 broker non-votes as to Proposal 4.

Proposal 4 was not approved.

Item 7.01.	Regulation FD Disclosure.

On May 25, 2022, the Company issued a press release announcing the appointments of Ms. Birmingham and Mr. Jefferson and other organizational changes. A copy of that press release is furnished as an exhibit to this report. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	NiSource Inc. Press Release dated May 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 25, 2022	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary